Exhibit 8.1
Brown, Winick, Graves, Gross,
Baskerville and Schoenebaum, P.L.C.
ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000	Bruce Graves	James L. Pray	Dustin and trademarks	Patents and Trademarks
DES MOINES, IOWA 50309-2510	Steven C. Schoenebaum	Brenton D. Soderstrum	Alexander M. Johnson	G. Brian Pingel
	Harold N. Schneebeck	Michael D. Treinen	Rebecca A. Brommel	Camille L. Urban
TELEPHONE: (515) 242-2400	Paul D. Hietbrink	Scott L. Long	Mark E. Roth	Adam W. Jones
FACSIMILE: (515) 283-0231	William C. Brown	Ronni F. Begleiter	Tina R. Thompson
	Richard K. Updegraff	Miranda L. Hughes	Catherine C. Cownie
	Paul E. Carey	Kelly D. Hamborg	Laura N. Martino
	Douglas E. Gross	William E. Hanigan	Amy R. Piepmeier
	John D. Hunter	Mary A. Ericson	Elizabeth A. Coonan
URL: www.ialawyers.com	James H. Gilliam	Michael J. Green	Britney L. Schnathorst
	Robert D. Andeweg	Michael A. Dee	Sara L. Keenan
	Alice Eastman Helle	Danielle Dixon Smid	Rebecca A. Reisinger
	Michael R. Blaser	Brian P. Rickert	Leanna Daniels Whipple	Of Counsel:
	Thomas D. Johnson	Valerie D. Bandstra	Justin T. Lange	Richard W. Baskerville
Offices in:	Christopher R. Sackett	Ann Holden Kendell	Kevin F. Howe
West Des Moines, Iowa	Sean P. Moore	James S. Niblock
Pella, Iowa	Nancy S. Boyd	Brian M. Green		Walter R. Brown (1921-2000)

WRITER’S DIRECT DIAL NO.
(515) 242-2416
WRITER’S DIRECT FAX NO.
(515) 323-8516
WRITER’S E-MAIL ADDRESS
carey@ialawyers.com
March 17, 2006
Board of Directors
E Energy Adams, LLC
510 Main St.
P.O. Box 49
Adams, NE 68301
Re: 2005 Registration Statement on Form SB-2
Dear Directors:
As counsel for E Energy Adams, LLC (the “Company”), we furnish the following opinion in connection with the proposed issuance by the Company of up to 5,810 of its membership interests (the “Units”).
We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of a Form SB-2 Registration Statement dated October 7, 2005 relating to that offering (the “Registration Statement”).
You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. In issuing our opinion hereunder, we are relying on representation by the Company’s management as to the Company’s intention to elect partnership taxation. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.

March 17, 2006

Based on the foregoing, it is our opinion that the Company will be classified and treated as a partnership for federal income tax purposes. All statements as to the material federal income tax consequences of ownership of the Company’s membership units as contained in the Registration Statement under the heading “Federal Income Tax Consequences of Owning Our Units” reflect an expression of our professional judgment concerning the material federal income tax consequences that are expected to arise from the ownership and disposition of the Company’s membership units but are not a part of our tax opinion as stated herein.
Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective as of the date of effectiveness of the Company’s Registration Statement. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.
An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is it an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.
We consent to the discussion in the Registration Statement of this opinion and the reference to our firm and the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,

Paul E. Carey

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